UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 13, 2003

____________________

GLOBAL INDUSTRIES, LTD.

(Exact name of registrant as specified in its charter)
Louisiana (State or other jurisdiction of incorporation or organization)	2-56600 (Commission File Number)	72-1212563 (I.R.S. Employer Identification No.)

8000 Global Drive		70665
P.O. Box 442, Sulphur, LA (Address of principal executive offices)		70664-0442 (Zip code)

Registrant's telephone number, including area code: (337) 583-5000

Item 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 5, 2003, Global Industries, Ltd. issued a press release announcing the third quarter earnings release and conference call, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

  EXHIBITS.

99.1-Press Release dated November 5, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.

                                                                                            By: /s/ TIMOTHY W. MICIOTTO

                                                                                            ___________________________________

                                                                                                            Timothy W. Miciotto

                                                                                                           Senior Vice President/

                                                                                                            Chief Financial Officer

Dated: November 13, 2003

EXHIBIT INDEX

EXHIBIT

NUMBER     EXHIBIT DESCRIPTION

99.1                        Press Release dated November 5, 2003

EXHIBIT 99.1

[GLOBAL INDUSTRIES, LTD. LOGO]

FOR IMMEDIATE RELEASE

PRESS RELEASE CONTACT: WILLIAM J. DORE', JR.

Carlyss, Louisiana, (November 5, 2003) Global Industries, Ltd. (NASDAQ: GLBL) reported a net loss of $12.6 million, or $0.13 per share for the quarter ended September 30, 2003, compared to net income of $5.5 million, or $0.05 per diluted share for the same period last year. Net loss for the nine months ended September 30, 2003 was $13.0 million, or $0.13 per share, compared to net income of $10.5 million, or $0.10 per diluted share for the nine months ended September 30, 2002. The net loss reflects a gain of approximately $5.6 million, before tax, from the sale of two construction vessels during the quarter ended September 30, 2003, which is reported as other income. Also included in the net loss is a $4.6 million tax expense attributable to the establishment of a valuation allowance for a capital loss carry-forward previously anticipated to be utilized by 2004.

Revenues for the quarter ended September 30, 2003 decreased $6.6 million, or 5%, to $122.2 million from $128.8 million for the quarter ended September 30, 2002. Revenues for the nine months ended September 30, 2003 increased $34.4 million, or 9%, to $425.3 million from $390.9 million for the nine months ended September 30, 2002.

William J. Doré, Global's Chairman and Chief Executive Officer, stated, "Revenues and earnings increased in our domestic operating segments this quarter as compared to the same period last year. While productivity goals are starting to be achieved in certain regions, the gains in domestic operating segments were more than offset by losses in our West Africa and Middle East OCD segments due to reduced efficiencies as well as disputes on three large projects. Softening market conditions and limitations on recording additional tax benefits are expected to depress net margins for the remainder of the fiscal year. During the quarter we booked $123.6 million in new work resulting in a backlog of $71.9 million at quarter-end compared to a backlog of $260.5 million at the end of the same period last year. The reduction in the backlog from last year is due to lower bookings of new work in West Africa, Mediterranean, and the Gulf of Mexico."

The Company has conformed its segment reporting to changes in its operating management structure and existing business lines that became effective January 1, 2003. The Company's new reportable segments include two divisions, Offshore Construction Division and Global Divers & Marine Contractors, each with five reportable segments. The Global Divers & Marine Contractors Division includes all diving and marine support services worldwide and Gulf of Mexico shallow water pipelay.

A conference call will be held at 9:00 a.m. Central Standard Time on Thursday, November 6, 2003. Anyone wishing to listen to the conference call may dial (877) 777-1973 or (612) 333-4911 and ask for the Global Industries Third Quarter Earnings Release call. Phone lines will open fifteen minutes prior to the start of the call. The call will also be webcast in real-time on the Company's website at www.globalind.com, under "Investor Relations," where it will also be archived for anytime reference until November 21, 2003.

All individuals listening to the conference call or the replay are reminded that all conference call material is copyrighted by Global and cannot be recorded or rebroadcast without Global's express written consent.

Global Industries provides pipeline construction, platform installation and removal, diving services, and other marine support to the oil and gas industry in the Gulf of Mexico, West Africa, Asia Pacific, Middle East/India, South America, and Mexico's Bay of Campeche. The Company's shares are traded on the NASDAQ National Market System under the symbol "GLBL."

This press release may contain forward-looking information based on current information and expectations of the Company that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially are: industry conditions, prices of crude oil and natural gas, the Company's ability to obtain and the timing of new projects, and changes in competitive factors. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual outcomes could vary materially from those indicated.

	Set forth below are the Company's results of operations and selected balance sheet amounts for the periods indicated
	(In thousands, except shares and per share amounts)
	Three Months Ended	Three Months Ended
Results of Operations	September 30, 2003	September 30, 2002
Revenues	$ 122,159	$ 128,798
Gross (loss) profit	(573)	22,435
Selling, general, and administrative expenses	9,540	10,055
Operating (loss) income	$ (10,113)	$ 12,380
Interest expense	2,645	3,470
Other (income) expense	(6,068)	523
(Loss) income before income taxes	(6,690)	8,387
Income taxes	5,959	2,935
Net (loss) income	$ (12,649)	$ 5,452
Average shares
Basic	100,791,000	101,263,000
Diluted	100,791,000	101,795,000
Net (loss) income per share
Basic	$ (0.13)	$ 0.05
Diluted	(0.13)	0.05
Other data
Depreciation and amortization	$ 15,315	$ 15,285
Deferred income taxes	6,552	5,965
Backlog at September 30, 2003 and 2002	71,879	260,523

	Set forth below are the Company's results of operations for the periods indicated
	(In thousands)
	Three Months Ended	Three Months Ended
Reportable Segments	September 30, 2003	September 30, 2002
Total Segment Revenues
Offshore Construction Division
Gulf of Mexico	$ 28,901	$ 12,488
West Africa	17,060	18,902
Latin America	4,942	47,825
Asia Pacific	18,282	11,546
Middle East	22,852	842
Subtotal	92,037	91,603
Global Divers and Marine Contractors
Gulf of Mexico	24,024	24,465
West Africa	1,498	1,117
Latin America	--	6,770
Asia Pacific	8,136	15,264
Middle East	2,288	932
Subtotal	35,946	48,548
Total	127,983	140,151

Intersegment elimination	(5,824)	(11,353)
Total segment revenues from external customers	$ 122,159	$ 128,798

Income (loss) before income taxes
Offshore Construction Division
Gulf of Mexico	$ 4,385	$ (1,151)
West Africa	(13,586)	(3,383)
Latin America	(309)*	3,152
Asia Pacific	(181)	1,245
Middle East	(3,939)	(132)
Subtotal	(13,630)	(269)

Global Divers and Marine Contractors
Gulf of Mexico	4,181	3,115
West Africa	54	600
Latin America	(188)	3,161
Asia Pacific	1,104	2,786
Middle East	1,255	(1,086)
Subtotal	6,406	8,576
Other	534	80
Total	$ (6,690)	$ 8,387

*- includes gain of approximately $5.6 million from the sale of two construction vessels.

	Set forth below are the Company's results of operations and selected balance sheet amounts for the periods indicated
	(In thousands, except shares and per share amounts)
	Nine Months Ended	Nine Months Ended
Results of Operations	September 30, 2003	September 30, 2002
Revenues	$ 425,252	$ 390,906
Gross profit	23,835	57,109
Selling, general, and administrative expenses	29,544	28,440
Operating (loss) income	$ (5,709)	$ 28,669
Interest expense	8,240	11,404
Other (income) expense	(6,768)	1,181
(Loss) income before income taxes	(7,181)	16,084
Income taxes	5,777	5,634
Net (loss) income	$ (12,958)	$ 10,450
Average shares
Basic	100,695,000	99,249,000
Diluted	100,695,000	99,767,000
Net (loss) income per share
Basic	$ (0.13)	$ 0.11
Diluted	(0.13)	0.10
Other data
Depreciation and amortization	$ 43,079	$ 45,124
Deferred income (benefit) taxes	(678)	2,080

Selected Balance Sheet Amounts	September 30, 2003	December 31, 2002
Cash	$ 17,261	$ 28,204
Working capital	85,931	75,060
Total assets	660,457	701,644
Debt	118,930	126,657
Shareholders' equity	431,871	441,188

	Set forth below are the Company's results of operations for the periods indicated
	(In thousands)
	Nine Months Ended	Nine Months Ended
Reportable Segments	September 30, 2003	September 30, 2002
Total Segment Revenues
Offshore Construction Division
Gulf of Mexico	$ 93,414	$ 42,760
West Africa	89,870	57,098
Latin America	12,210	155,952
Asia Pacific	72,868	51,150
Middle East	74,137	1,019
Subtotal	342,499	307,979
Global Divers and Marine Contractors
Gulf of Mexico	63,176	63,337
West Africa	6,972	2,526
Latin America	210	13,162
Asia Pacific	21,978	35,902
Middle East	10,562	5,163
Subtotal	102,898	120,090
Total	445,397	428,069

Intersegment elimination	(20,145)	(37,163)
Total segment revenues from external customers	$ 425,252	$ 390,906

Income (loss) before income taxes
Offshore Construction Division
Gulf of Mexico	$ 4,214	$ (7,582)
West Africa	(20,374)	(4,825)
Latin America	(13,946)*	15,907
Asia Pacific	5,307	1,816
Middle East	6,167	(1,182)
Subtotal	(18,632)	4,134
Global Divers and Marine Contractors
Gulf of Mexico	6,442	3,282
West Africa	1,569	1,182
Latin America	(511)	6,352
Asia Pacific	669	2,611
Middle East	2,686	(1,759)
Subtotal	10,855	11,668
Other	596	282
Total	$ (7,181)	$ 16,084

*- includes gain of approximately $5.6 million from the sale of two construction vessels.